Amendment to Equity Interest Transfer Agreement

Contract number: 20190902

Party A: Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd.

Address: Room 201, Building A, No. 1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen

Unified Social Credit Code: 91440300MA5DNJAB9E.

Legal Representative: Yumin Lin

Party B: Xingwen Wang

Address: *********************

National ID: *********************

Party C: Fortune Valley Treasures, Inc.

Legal Representative: Yumin Lin

Whereas:

1.	Yunnan Makaweng Wine & Spirits Co., Ltd. (hereinafter referred to as “Target Company”) is a limited liability company registered and established on September 10, 2015 with a registered capital of RMB 5 million, of which Party B holds the 51 % of equity interests in the Target Company.
2.	On July 13, 2019, Parties A, B and C entered into an equity interest transfer agreement (Contract Number: 20190713), pursuant to which, Party B agreed to transfer 51% of the equity interests of the Target Company to Party A. Party A agreed to deliver shares of Party C to Party B as the consideration for the equity interest of the Target Company.
3.	On August 28, 2019, the Target Company completed the registration procedure for the transfer of 51% equity interest of the Target Company to Party A.

According to the Company Law of the People’s Republic of China” and the Contract Law of the People’s Republic of China, on the basis of equality and mutual benefit, all parties have agreed to amend and supplement the agreement entered for the transfer of 51% equity interest in the Target Company:

1.	Target Company performance target

Party A and Party B agreed that the performance target of the Target Company’s net profit in year 2020 will be 5 million Chinese Yuan.

2.	The consideration of equity transfer

(1)	The amount of shares delivered by Party A to Party B shall be determined according to the net profit of the audited 2020 annual report issued of the Target Company by an accounting firm approved by Party A. The calculation criteria are as follows:

Number of issuance shares = A x 51% x 20 x B ÷ C

For the purpose of the foregoing formula:

A = Audited net annual profit of the Target Company in fiscal year 2020.

B = The daily average middle exchange rate of U.S. Dollars to Chinese Yuan published by the State Administration of Foreign Exchange of the People’s Republic of China on December 31, 2020.

C = The closing price of Party C’s common stock on December 31, 2020.

(2)	Within [ ] working days from the date of the audited report issued by the accounting firm approved by Party A for the year of 2020 of the Target Company, Party C shall issue Party B the corresponding number of shares of Company C according to this Agreement.

3.	Target Company management agency

(1)	The board of directors of the Target Company shall consist of seven members: two are recommended by Party A and five are recommended by Party B. The Target Company does not have a board of supervisors and Kaihong Lin will be appointed as a supervisor. Xingwen Wang will continue to serve as the legal representative of the Target Company. At the same time, he is also the general manager and may be appointed or dismissed by the board of directors.

(2)	The Target Company’s external guarantee, external financing, disposal of major assets, appointment or dismissal of financial leaders need to be approved by the board of directors.

(3)	The directors and supervisor of the Target Company have a term of three years and may seek for reelection.

4.	Miscellaneous

Matters not in this Agreement shall be in accordance with the Equity Interest Transfer Agreement signed by Party A, Party B and Party C. If this Agreement is inconsistent with the Equity Interest Transfer Agreement, it shall be implemented in accordance with this Agreement. Matters not mention in this Agreement or the Equity Interest Transfer Agreement shall be determined by the parties to the Agreement.

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(This is the signature page of the Amendment to Equity Interest Transfer Agreement)

Party A: Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd. [Corporate seal affixed herein]

Legal representative: /s/ Yumin Lin

Date: September 12, 2019

Party B: /s/ Xingwen Wang

Date: September 12, 2019

Party C: Fortune Valley Treasures, Inc. [Corporate seal affixed herein]

Legal Representative: /s/ Yumin Lin

Date: September 12, 2019